EXHIBIT (b)
SECTION 906 CERTIFICATIONS

           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code):

Each of the undersigned officers of U.S. One Trust (the “Trust”), do hereby certify, to such officer's knowledge, that:

(1)	the Trust’s report on Form N-CSR for the period ended December 31, 2010 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: February 22, 2011

/s/ Paul Hrabal

Name: Paul Hrabal

Title:   President

Dated: February 22, 2011

/s/ Paul Hrabal

Name:  Paul Hrabal

Title:  Treasurer